UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2015

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the current report on Form 8-K of Bay Banks of Virginia, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 21, 2015 (the “Original Filing”) reporting the results of stockholder voting at the Company’s annual meeting held on May 18, 2015. This amendment is to correct a typographical error in the voting results reported under Proposal 2 for approval, on a non-binding advisory basis, of the Company’s named executive officer compensation. Except as expressly stated herein and below, this Amendment No. 1 does not amend or update any other information contained in the Original Filing, which remains unchanged. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The results of voting by the Company’s stockholders reported under Proposal 2 for approval, on a non-binding advisory basis, of the Company’s named executive officer compensation as described in the Executive Compensation section of the Company’s 2015 Proxy Statement, were reported incorrectly on the Original Filing as a result of a typographical error. The correct voting results for such proposal, as reported by the Company’s independent inspectors of election, were as follows, and the Original Filing is amended accordingly:

			Broker
For	Against	Abstentions	Non-Votes
3,098,036	127,792	278,084	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By: /s/ Deborah M. Evans
Deborah M. Evans
Chief Financial Officer

May 26, 2015